Exhibit 5.1

LEONARD, STREET AND DEINARD PROFESSIONAL ASSOCIATION

SUITE 2300

150 SOUTH FIFTH STREET

MINNEAPOLIS MN 55402

(612) 335-1500

May 7, 2012	Mark S. Weitz
(612) 335-1517
mark.weitz@leonard.com

Twin Cities Power Holdings, LLC

16233 Kenyon Ave., Suite 210

Lakeville, Minnesota 55044

Re:             Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Twin Cities Power Holdings, LLC, a Minnesota limited liability company, (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of up to $50,000,000 aggregate principal amount of renewable unsecured subordinated notes of the Company (the “Securities”) issued pursuant to an indenture by and between the Company and a corporate trustee to be named (the “Trustee”) in the form filed as Exhibit 4.1 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”).  The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinion expressed below, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Articles of Organization and Bylaws, (iv) resolutions of the Company’s Board of Governors relating to the authorization of the issuance of the Securities subject to the Registration Statement; and (v) such other instruments and certificates of public officials and other persons as we have deemed appropriate.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the genuineness of all signatures on documents reviewed by us.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

As of the date hereof, when (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Registration Statement has been declared effective and the Indenture qualified under the Trust Indenture Act of 1939, and (iii) the Securities have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the holders against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Securities will be legally issued, and shall constitute valid and binding obligations of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (c) public policy considerations that may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

We are opining herein as to the effect on the subject transaction only of the laws of the State of Minnesota and the Federal laws of the United States.  We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and to the references to our firm therein.  If a Prospectus Supplement relating to the offer and sale of any particular note or notes is prepared and filed by the Company with the Securities and Exchange Commission on a future date and the Prospectus Supplement contains our opinion, substantially in the form set forth above, this consent shall apply to our opinion and to the reference to us as providing such opinion.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

LEONARD, STREET AND DEINARD

Professional Association

By	/s/ Mark S. Weitz
Mark S. Weitz